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                                                                  Exhibit 10.9.1

                             INTELLECTUAL PROPERTY
                              SECURITY AGREEMENT


     THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT ("Security Agreement"), is made as of November 5, 1999, {being the actual date of spin off, not an earlier "as of" date} by SPIDER TECHNOLOGIES, INC., a Delaware corporation (the "Grantor"), in favor of INTEK INFORMATION, INC., a Delaware corporation (the "Secured Party").

                                   RECITALS:
                                   --------

     WHEREAS, Secured Party has transferred to Grantor certain Software described further on Schedule A hereto pursuant to the terms of that certain Software Assignment and Grant-Back License, Maintenance and Support Agreement of even date herewith between Grantor and Secured Party (the "Assignment Agreement");

      WHEREAS, Grantor desires to grant to Secured Party a security interest in the Collateral to secure the payment of the Obligations.


                                  AGREEMENT:
                                  ----------

     NOW, THEREFORE, in consideration of the premises and to induce Secured Party to enter into the Assignment Agreement, Grantor hereby agrees with Secured Party, as follows:

     1.   Defined Terms.  The following terms shall have the following meanings:

     "Collateral" has the meaning assigned to it in Section 2 of this Security Agreement.

     "Documentation" means engineers' notes, manuals, documentation and similar written (in any medium) materials related to or explaining the development or operation of the Software.

     "Event of Default" means (i) a breach of this Agreement or any Obligation that is not cured within twenty (20) days after notice thereof by Secured Party;
(ii) termination of the Assignment Agreement by Secured Party due to a material breach thereof by Grantor; (iii) a failure to pay the Royalties (as defined therein) then due under the terms of the Assignment Agreement within twenty (20) days after written notice from Secured Party; (iv) termination of the Sublease and Resource Sharing Agreement or the Transition Support Agreement, each between the Grantor and Secured Party and dated as of October 1, 1999, due to a breach by Grantor, if Grantor has not within 20 days
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after such termination paid the monetary damages resulting to Secured Party as a result of such breach and termination.

     "Existing Liens" has the meaning assigned to it in Section 3 of this Security Agreement.

     "Intellectual Property Rights" means patent applications, patents, trademark applications, trademarks (and associated goodwill), copyrights,
copyright  applications, and   copyright registrations, and trade secrets for
the Software and Documentation, including but not limited to U.S. Copyright Registration Number TX4-935-066 Telweb v. 2.0 and U.S. Copyright Registration Number TX4-946-000 TelWeb v.2.0a.

     "Obligations" means (a) the Royalties (as defined in the Assignment Agreement) owing under the terms of the Assignment Agreement, (b) the liabilities, expenses and damages incurred by Secured Party as a result of Grantor's breach of the Sublease and Resource Sharing Agreement or Transition Support Agreement, each between the parties and dated as of October 1, 1999 and
(c) all attorney's fees, court costs and expenses of whatever kind incident to the collection or performance of any of the foregoing and the enforcement and protection of the security interest created under this Security Agreement.

     "Permitted Liens" means any lien, charge, assignment, non-exclusive licenses granted by Grantor for the Collateral as contemplated in Section 14, or other encumbrance that arises by operation of law with respect to obligations of Grantor that are not yet due and payable or governmental liens, charges, assignments or other encumbrances that are being contested in good faith by appropriate proceedings.

     "Security Agreement" means this Intellectual Property Security Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Software" means the "TelWeb" software developed or owned by Secured Party and transferred by Secured Party to Grantor by way of the Assignment (further described in the attached Schedule A), and software owned by Grantor which is
                          ----------
based upon any evolution or upgrade thereof or derivative work thereon, but does not include software licensed from third parties that is used in connection with that Software.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the State of California.

     "USPTO Filing" has the meaning assigned to it in Section 4 of this Security Agreement.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of the Obligations, Grantor hereby grants to Secured Party for the benefit of Secured Party a security interest in all of Grantor's right, title and interest in and to the Software,

                                       2
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the Documentation and the Intellectual Property Rights, and rights of Grantor incident thereto necessary for the enjoyment of the foregoing, now owned or hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), including all Proceeds and products of any and all of the foregoing. (collectively, the "Collateral").

     3. Representations and Warranties Concerning the Intellectual Property. Grantor represents and warrants that except for Permitted Liens, and except for those liens, charges, mortgages, pledges, assignments or other encumbrances or security interests, if any, to which the Collateral may be subject at the time of conveyance to Grantor pursuant to the Assignment Agreement ("Existing Liens"), Grantor has not executed and/or delivered any assignment, transfer or conveyance of any of the Collateral, recorded or unrecorded.

     4. Covenants. Grantor covenants and agrees with Secured Party that, from and after the date of this Security Agreement until the Obligations are paid in full:

                 (a) From time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens created hereby or filings in the United States Patent and Trademark Office or United States Copyright Office to record or perfect Secured Party's security interest in respect of filed Intellectual Property Rights (collectively, "USPTO Filings"). Grantor also hereby authorizes Secured Party to file any such financing or continuation statement or any USPTO Filing without the signature of Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall also be sufficient as a financing statement for filing in any jurisdiction.

                 (b) Grantor will not create, incur or permit to exist, will take all commercially reasonable actions to defend the Collateral against, and will take such other commercially reasonable action as is necessary to remove, any lien or claim on or to the Collateral, other than the liens created hereby, Permitted Liens, or Existing Liens, and will take all commercially reasonable actions to defend the right, title and interest of Secured Party in and to any of the Collateral against the claims and demands of all persons whomsoever except with respect to Existing Liens.

                 (c) Grantor will not grant any exclusive license for, sell or transfer, but may otherwise license or sub-license the Collateral, as contemplated in Section 14.

                                       3
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                 (d)   Grantor will advise Secured Party, its successors and
           assigns, promptly, in reasonable detail, of any lien on, or claim asserted against, the Collateral.

                 (e) Whenever Grantor shall file an application for any patent or for the registration of any copyright with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in the United States, in respect of the Collateral, Grantor shall report such filing to Secured Party within ten days after such filing occurs. Upon request of Secured Party, Grantor shall execute and deliver any and all reasonably necessary agreements, instruments, documents, and papers as Secured Party may request to evidence and perfect Secured Party's security interest in any such newly filed patent or copyright and the goodwill relating thereto or represented thereby, and Grantor hereby appoints Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest and being irrevocable until the Obligations are discharged in full.

     5. Performance by Secured Party of Grantor's Obligations. If Grantor fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, then the expenses of Secured Party incurred in connection with such performance or compliance, shall be payable by Grantor to Secured Party on demand and shall constitute Obligations secured hereby.

     6. Remedies Upon Default. Upon an Event of Default, Secured Party may pursue any or all of the following remedies, without any notice to Grantor except as required below:

                 (a) Secured Party may give written notice of default to Grantor, following which Grantor shall not dispose of, conceal, transfer, sell or encumber any of the Collateral (including, but not limited to, cash proceeds) without Secured Party's prior written consent, even if such disposition is otherwise permitted hereunder in the ordinary course of business. Secured Party may obtain a temporary restraining order or other equitable relief to enforce Grantor's obligation to refrain from so impairing Secured Party's Collateral.

                 (b) Secured Party may take possession of any or all of the Collateral. Grantor hereby consents to Secured Party's entry into any of Grantor's premises to repossess Collateral, and specifically consents to Secured Party's forcible entry thereto as long as Secured Party causes no significant damage to the premises in the process of entry (drilling of locks, cutting of chains and the like do not in themselves

                                       4
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           cause "significant" damage for the purposes hereof) and provided that
           Secured Party accomplishes such entry without a breach of the peace.

                 (c) Secured Party may dispose of the Collateral at private or public sale. Any required notice of sale shall be deemed commercially reasonable if given at least five (5) days prior to sale. Secured Party may adjourn any public or private sale to a different time or place without notice or publication of such adjournment, and may adjourn any sale either before or after offers are received. The Collateral may be sold in such lots as Secured Party may elect, in its sole discretion. Secured Party may take such action as it may deem necessary to repair, protect, or maintain the Collateral pending its disposition.

                 (d) Secured Party may exercise its lien upon and right of setoff against any monies, items, credits, deposits or instruments that Secured Party may have in its possession and that belong to Grantor or to any other person or entity liable for the payment of any or all of the Obligations.

                 (e) Secured Party may exercise any right that it may have under any other document evidencing or securing the Obligations or that is otherwise available to Secured Party at law or equity.

     7. Limitation on Duties Regarding Preservation of Collateral. Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Secured Party would deal with similar property for its own account. Neither Secured Party nor any of its partners, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise.

     8. Release. At such time as Grantor shall have paid and performed in full the Obligations, Secured Party shall execute and deliver to Grantor all assignments and other instruments as may be reasonably necessary or proper to terminate the Secured Party's security interest in the Collateral.

     9. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10. No Waiver: Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to the "Notices" Section hereof), delay, indulgence, omission or

                                       5
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otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or equity.

     11. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Security Agreement may be waived or modified except by a written instrument executed by Grantor and Secured Party. This Security Agreement shall be binding upon and inure to the benefit of the successors and assigns of Grantor and Secured Party.

     12. Notices. Any and all notices, elections or demands permitted or required to be made under this Security Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Security Agreement:

     The Address of Grantor is:         Spider Technologies, Inc.
                                        5619 DTC Parkway, 12th Floor
                                        Englewood, Colorado   80111-3017
                                        Fax No.:  303-323-4213

     with a copy to:                    E* Law Group
                                        3555 West 110/th/ Place
                                        Westminster, CO  80031
                                        Telecopy No.: (303) 410-0468
                                        Attention:  Jeremy Makarechian

     The Address of Secured Party is:   Intek Information, Inc.
                                        5619 DTC Parkway, 12th Floor
                                        Englewood, CO  80111-3017
                                        Attention:  Timothy C. O'Crowley
                                        Telecopy No.:  (303)323-4213

                                       6
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     with a copy to:                    Chrisman, Bynum & Johnson, P.C.
                                        1900 15/th/ Street
                                        Boulder, CO 80302
                                        Attention: G. James Williams, Jr.
                                        Telecopy No.: (303) 449-5426

     13. Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, without regard to its conflict of law provisions.

     14. Quiet Enjoyment by Licensees. Secured Party, its successors and assigns, upon exercise of its rights hereunder shall not disturb a licensee's rights in respect of the Collateral pursuant to a non-exclusive license granted by the Grantor for the Collateral, provided, however, that Secured Party, its successors and assigns, shall have no obligation to perform any maintenance, support or other work thereunder, and no provision of any such license shall be binding upon Secured Party, its successors and assigns, other than the obligation to license such Collateral. Without limitation, no right of first refusal or purchase right shall be binding upon Secured Party, its successors and assigns.

                                       7
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     Intellectual Property Security Agreement (continued)


     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                               GRANTOR:

                               SPIDER TECHNOLOGIES, INC.,
                                    a Delaware corporation


                               By: /S/ TIMOTHY C. O'CROWLEY
                                   ----------------------------
                               Title: ____________________________


                               SECURED PARTY:

                               INTEK INFORMATION, INC.,
                               a Delaware corporation


                               By: /S/ TIMOTHY C. O'CROWLEY
                                   ------------------------------
                               Title: ____________________________



                                       8
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                                  SCHEDULE A

         (ATTACHED IS ADDITIONAL DESCRIPTION OF THE "TELWEB" SOFTWARE
                           FROM ASSIGNMENT AGREEMENT

                                   EXHIBIT A

                 (ADDITIONAL DESCRIPTION OF THE "TELWEB" SOFTWARE
                       FROM SOFTWARE ASSIGNMENT AGREEMENT)

                               Software Description
                                Modules & Sections

Application Manager                                      Reporting Manager (RM)
Event Manager                                            ----------------------
Exchange Manager                                         .  Reporting Library
Program Manager                                          .  Scheduling
Process Manager                                          .  Distribution
Reporting Manager
Order Inventory                                          Order Inventory (OI)
Scripting & Data Capture                                 --------------------
                                                         .  Orders
Application Manager (AM)                                    .    Order Entry  (OE)
------------------------                                    .    Shipping  (SH)
 .  Installation Manager                                     .    Taxation  (TX)
 .  Configuration Manager                                    .    Payment  (PA)
 .  User Manager                                                  Authorization
 .  Users & Groups                                                Settlement
 .  Message Manager                                          .    Inventory  (IN)
 .  User Interface                                           .    Invoicing  (IV)
 .  Screen Manager                                        .  Products & Suppliers
   .  Screens & Menues                                      .    Products  (PR)
   .  Security                                                   Suppliers
                                                                 Shipping
Event Manager (EM)                                               Pricing
------------------
 .  Event Types                                           Scripting & Data Capture (SD)
 .  Queues                                                ----------------------------
 .  Scheduler                                             .  Scripting Engine
                                                         .  Script building tool
Exchange & Process Manager (XM)                          .  Script validation and verification
-------------------------------
 .  Data Import and Export
 .  EDI

Program Manager (PM)
--------------------
 .  Customers & Prospects
 .  Programs & Projects
 .  Events & Event Logging